Exhibit 10.22

CERTIFICATE OF AMENDMENT

TO THE CERTIFICATE OF INCORPORATION

OF

IVG CORP.

Pursuant to the provisions of Section 242 of the Delaware General
Corporation Law, IVG CORP., a Delaware corporation (the "Corporation") hereby certifies that:

1.	The name of the corporation is IVG CORP.

2.	The following amendments to the Certificate of Incorporation of the Corporation were adopted and approved by at least a
majority of the voting power of the Corporation at a Special
Meeting of the Shareholders held on December 3, 2001 (the "Special Meeting"). At the Special Meeting, 36,101,091 shares of the Corporation's common stock, par value $.0001 (the "Common Stock"), were voted in favor of the amendment to Article I, no shares of
Common Stock were voted against the amendment to Article I and no shares of Common Stock abstained from voting on the amendment to
Article I. At the Special Meeting, 36,002,463 shares of Common
Stock were voted in favor of the amendments to Article IV set forth at clause (a) of paragraph A, at paragraph B. I and at paragraph C., 98,628 shares of Common Stock were voted against such amendments and no shares of Common Stock abstained from voting on such amendments. At the Special Meeting, 35,677,617 shares of Common Stock were voted in favor of the amendments to
Article IV set forth at clause (b) of paragraph A and at paragraph
B.2., 423,474 shares of
;	Common Stock were voted against such amendments and no shares of
Common Stock abstained from voting on such amendments. The shares of capital stock of the Corporation outstanding and entitled to vote at the Special Meeting consisted of shares of Common Stock.

3.	Article I of the Certificate of Incorporation of the
Corporation is hereby amended to read in its entirety as follows:

ARTICLE I

The name of the corporation is Group Management Corp.

4.	Article IV of the Certificate of Incorporation of the
Corporation is hereby amended to read in its entirety as follows:









A-I
ARTICLE IV

AUTHORIZED SHARES

A.	The Corporation shall have authority to issue an aggregate
of 160,000,000 shares of capital stock, consisting of (a) 150,000,000 shares of Common Stock, par value $0.0001 per share (the "Common Stock"), and (b) 10,000,000 shares of Preferred Stock, par value $0.0001 per share (the "Preferred Stock").

B.	The designations, powers, preferences and relative,
participating, optional and other special rights, and the qualifications, limitations and restrictions thereof with respect to the Common Stock and the Preferred Stock are as follows:

(1)	Common Stock. Each holder of the Common Stock of the
Corporation shall be entitled to one vote for every share of Common Stock outstanding in his name on the books of the Corporation. Except for and subject to those rights expressly granted to the holders of the Preferred Stock or except as may be provided by the laws of the State of Delaware, the holders of Common Stock shall have exclusively all other rights of shareholders including, without limitation, (i) the right to receive dividends, when and as declared by the Board of Directors out of assets legally available therefor, and (ii) in the event of any distribution of assets upon liquidation, dissolution or winding up of the Corporation or otherwise, the right to receive ratably and equally with all holders of all Common Stock all the assets and funds of the Corporation remaining after the payment to the holders of the Preferred Stock of the specific amounts that they are entitled to receive upon such liquidation, dissolution or winding up of the Corporation, if any.

(2)	Preferred Stock. Preferred Stock may be issued from
time to time in one or more series, each of such series to have such terms as stated in the resolution or resolutions providing for the establishment of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Except as otherwise expressly stated in the resolution or resolutions providing for the establishment of a series of Preferred Stock, any shares of Preferred Stock that may be redeemed, purchased or acquired by the Corporation may be reissued except as



A-2
otherwise expressly provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of stock for the purpose of voting by classes unless expressly provided in the resolution or resolutions providing for the establishment thereof. The Board of Directors of the Corporation is hereby expressly authorized to issue, from time to time, shares of Preferred Stock in one or more series, and, in connection with the establishment of any such series by resolution or resolutions, to determine and fix the number of shares constituting that series and the distinctive designation of that series and to determine and fix such voting powers, full or limited, or no voting powers, and such other powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, including, without limitation, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated in such resolution or resolutions, all to the fullest extent permitted by the Delaware General
Corporation Law. Without limiting the generality of the foregoing, the resolution or resolutions providing for the establishment of any series of Preferred Stock may, to the extent permitted by law, provide that such series shall be superior to, rank equally with or be junior to the Preferred Stock of any other series. Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any series of Preferred
Stock, no vote of the holders of shares of Preferred
Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred
Stock authorized by and complying with the conditions of this Certificate of Incorporation.

C.	On the date that this Certificate of Amendment
is filed with the Secretary of State of the State of Delaware (the "Effective Date"), every twenty (20) shares of Common Stock of the Corporation issued and outstanding at the close of business on the Effective Date (the "Old
Common Stock") will automatically be converted into one share of common stock, par value $.0001 per share (the
"New Common Stock") of the Corporation. No fractional shares will be issued and, in lieu thereof, each holder of Common Stock whose aggregate shares of Old Common Stock held in one name or account immediately prior to the Effective Date are fewer than twenty (20) shares or not evenly divisible by twenty (20) shall receive one full share of New Common Stock in exchange for such fractional share.




A-3

5.	Except as amended by this Certificate of Amendment, the
Certificate of Incorporation of the Corporation shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned Chief Executive Officer and
Secretary of IVG Corp. have executed this Certificate of Amendment to be effective as of December 10, 2001.




IVG CORP.


By:	/s/ Elorian Landers
							__________________________
							Elorian Landers, Chief Executive
Officer


/s/ Clay C. Borders
__________________________
Clay C. Borders, Secretary